EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 80169) of Popular, Inc. of our report dated June 17, 2005, relating to the financial statements of Popular, Inc. Retirement Savings Plan For Puerto Rico Subsidiaries, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 17, 2005

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